                                  Exhibit 10.18

                           PERFORMANCE AWARD AGREEMENT

This Performance Award Agreement (the "Agreement"), dated effective JANUARY 15, 2004, is by and between VALERO ENERGY CORPORATION, a Delaware corporation ("Valero"), and WILLIAM E. GREEHEY, a participant (the "Participant") in Valero's 2001 EXECUTIVE STOCK INCENTIVE PLAN, a plan approved by the Board of Directors of Valero (the "Board") on March 15, 2001, and approved by Valero's stockholders on May 10, 2001 (as may be amended, the "Plan"), pursuant to and subject to the provisions of the Plan.

1. GRANT OF PERFORMANCE SHARES. Valero hereby grants to Participant 56,000 Performance Shares pursuant to Section 6(d) of the Plan. The Performance Shares represent rights to receive shares of Common Stock of Valero, subject to the terms and conditions of this Agreement and the Plan.

2. PERFORMANCE PERIOD. Except as provided below with respect to a Change of Control (as defined in the Plan), the "Performance Period" for any Performance Shares eligible to vest on any given Normal Vesting Date (as defined below) shall be the three calendar years ending on the December 31 immediately preceding the Normal Vesting Date.

3. VESTING AND DELIVERY OF SHARES. The Performance Shares granted hereunder shall vest over a period of three years in equal, one-third increments with the first increment vesting on the date of the regularly scheduled meeting of the Board's Compensation Committee ("Meeting Date") in January 2005, and the second and third increments vesting on the Committee's Meeting Dates in January 2006 and January 2007, respectively (each of these three vesting dates is referred to as a "Normal Vesting Date"), such vesting being subject to verification of attainment of the Performance Objectives described in Paragraph 4 by the Compensation Committee. If the Committee is unable to meet in January of a given year, then the Normal Vesting Date for that year will be the date not later than March 31 of that year as selected by the Compensation Committee. Notwithstanding the foregoing, the shares of Common Stock that Participant is determined to be eligible to receive on any Normal Vesting Date shall not be issued or delivered to Participant until the earlier of: (a) January 1 of the year following the year in which Participant retires under Valero's Pension Plan, or
         (b) the death of Participant. Until shares of Common Stock are actually issued to Participant (or his estate) in settlement of the Performance Shares, neither Participant nor any person claiming by, through or under Participant shall have any rights as a stockholder of Valero (including, without limitation, voting rights or any right to receive dividends or other distributions) with respect to such shares, and Participant's status with respect to the issuance of such shares shall be that of a general creditor of Valero.

4.       PERFORMANCE OBJECTIVES.

         A. TOTAL SHAREHOLDER RETURN. Total Shareholder Return ("TSR") will be compiled for a peer group of companies (the "Target Group") for the Performance Period immediately preceding each Normal Vesting Date. TSR for each such company is measured by dividing the sum of (i) the dividends on the common stock of such company during the Performance Period, assuming dividend reinvestment, and (ii) the difference between the price of a share of such company's common stock at the end and at the beginning of the period (appropriately adjusted for any stock dividend, stock split, spin-off, merger or other similar corporate events) by (iii) the price of a share of such company's common stock at the beginning of the period.

         B. TARGET GROUP. The applicable Target Group shall be selected by the Compensation Committee of the Board of Directors of Valero, acting in its sole discretion, at or near the time of each

             Normal Vesting Date. The same Target Group shall be utilized to determine the number of Performance Shares vesting under all Performance Award Agreements of Valero having a similar Normal Vesting Date, but the decision of the Compensation Committee as to the composition of such Target Group shall be final.

         C. PERFORMANCE RANKING. The TSR for the Performance Period for Valero and each company in the Target Group shall be arranged by rank from best to worst according to the TSR achieved by each company. The total number of companies so ranked shall then be divided into four groups ("Quartiles"). For purposes of assigning companies to Quartiles (with the 1st Quartile being the best and the 4th Quartile being the worst), the total number of companies ranked (including Valero) shall be divided into four groups as nearly equal in number as possible. The number of companies in each group shall be the total number contained in the Target Group divided by four. If the total number of companies is not evenly divisible by four, so that there is a fraction contained in such quotient, the extra company(ies) represented by such fraction will be included in one or more Quartiles as follows:

                    Fraction                      Extra Company(ies)
                    --------                      ------------------
                       1/4                           1st Quartile

                       1/2                           1st Quartile
                                                     2nd Quartile

                       3/4                           1st Quartile
                                                     2nd Quartile
                                                     3rd Quartile

             Any performance shares not awarded as shares of Common Stock as a result of a ranking in the 3rd or 4th Quartile will carry forward for one more Performance Period; up to 100% of the Performance Shares carried forward may be awarded based on Valero's TSR during the next Performance Period, provided, that if any Performance Shares are carried forward due to a ranking in the 3rd Quartile, no such shares shall be awarded unless Valero's TSR in the subsequent period is in the 2nd or 1st Quartile.

         D. VESTING PERCENTAGES. The number of shares of Common Stock, if any, that Participant will be entitled to receive in settlement of the vested Performance Shares will be determined on each Normal Vesting Date and, subject to the provisions of the Plan and this Agreement, on such Normal Vesting Date, the following percentage of the vested Performance Shares will be awarded as shares of Common Stock to the Participant if Valero's TSR during the Performance Period falls within the following ranges:

                                                                      Percent of vested Performance
                                                                         Shares to be awarded as
                      Valero TSR Position                                Shares of Common Stock
                      -------------------                             -----------------------------
                          4th Quartile                                              0%
                          3rd Quartile                                             50%
                          2nd Quartile                                            100%
                          1st Quartile                                            150%

             If Valero's TSR is the highest achieved in the 1st Quartile for the Performance Period, Participant shall be awarded a number of shares of Common Stock equal to 200% of the Performance Shares that vested during the Performance Period.

5. TERMINATION OF EMPLOYMENT. Except for a Change of Control (described below), if Participant's employment is voluntarily terminated by the Participant (whether through retirement, death, disability or otherwise), or is terminated by Valero without "cause" (as defined pursuant to the Employment Agreement then in effect between Valero and Participant), then those Performance Shares which have not vested or been forfeited and for which a Normal Vesting Date occurs following the date of such termination shall be deemed to have been earned at the target level (2nd Quartile). All shares of Common Stock deemed to have been earned upon such termination shall not be issued or delivered to Participant until the earlier of (a) January 1 of the year following the year in which Participant's employment terminates for the reasons set forth in the first sentence of this Paragraph 5, or (b) the death of Participant. If Participant's employment is terminated by Valero for "cause" (as defined pursuant to the Employment Agreement then in effect between Valero and Participant), then those Performance Shares for which the Normal Vesting Date has not yet occurred shall be forfeited as of the effective date of termination of Participant's employment.

6. CHANGE OF CONTROL. If a Change of Control occurs with respect to Valero, then each Performance Period with respect to any Performance Shares that have not vested or been forfeited shall be terminated effective as of the date of such Change of Control (a "Change of Control Vesting Date"); the TSR for Valero and for each company in the Target Group shall be determined for each such shortened Performance Period and the percentage of Performance Shares to be received by the Participant for each such Performance Period shall be determined in accordance with Paragraph 4. For purposes of determining the number of Performance Shares to be received as of any Change of Control Vesting Date, the Target Group as most recently determined by the Compensation Committee prior to the date of the Change of Control shall be used.

7. PLAN INCORPORATED BY REFERENCE. The Plan is incorporated into this Agreement by this reference and is made a part hereof for all purposes. Capitalized terms not otherwise defined in this Agreement shall have the meaning specified in the Plan.

8. LIMITATION OF RIGHTS OF PARTICIPANT. With respect to any Performance Shares, the Participant shall not have any rights that are not expressly conferred by the Plan and this Agreement or any other Performance Award Agreement between Valero and the Participant.

9. NO ASSIGNMENT. This Agreement and the Participant's interest in the Performance Shares granted by this Agreement are of a personal nature, and, except as expressly permitted under the Plan, Participant's rights with respect thereto may not be sold, mortgaged, pledged, assigned, transferred, conveyed or disposed of in any manner by Participant. Any such attempted sale, mortgage, pledge, assignment, transfer, conveyance or disposition shall be void, and Valero shall not be bound thereby.

10. SUCCESSORS. This Agreement shall be binding upon any successors of Valero and upon the beneficiaries, legatees, heirs, administrators, executors, legal representatives, successors and permitted assigns of Participant.

                                 VALERO ENERGY CORPORATION

                                 By:
                                    -----------------------------------------
                                    KEITH D. BOOKE, Executive Vice President


                                 --------------------------------------------
                                 WILLIAM E. GREEHEY, Participant